Exhibit 99

PRESS RELEASE
FOR IMMEDIATE RELEASE:	October 7, 2013
For Further Information:	Timothy T. O'Dell, CEO
Phone: 330.576.1208
Fax: 330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES NEW LOCATIONS

Fairlawn, Ohio - October 7, 2013  - CFBank (Central Federal Corporation, CFC) (NASDAQ: CFBK), announces its expansion into Cleveland along with enhanced services for its Fairlawn customers.

Subject to regulatory approval, CFC, the parent holding company of CFBank, expects to finalize the sale of its Fairlawn office building during October, which will clear the way to allow CFBank to upgrade its services available for its Fairlawn, Ohio customers and in addition establish a banking presence in the Cleveland market. CFBank expects to open an office in Cleveland in January 2014 and is currently seeking to locate in the Chagrin Blvd. area of Cleveland.

In conjunction with the sale of the Fairlawn office building, CFBank will relocate its main office branch into a banking office roughly 200 yards away from its current location. This new branch provides drive thru banking capabilities along with a drive up ATM. In addition to the highly personalized business and personal services and relationships which CFBank customers have grown accustomed to, the short move allows CFBank to further enhance its customer service capabilities for its local Fairlawn, Ohio customers.

"We are extremely excited about this unique opportunity to enhance the level of services for our Fairlawn customers while at the same time entering the Cleveland marketplace" says Tim O'Dell CEO of CFBank and CFC.

Bob Hoeweler, Board Chairman comments, "This expansion into Cleveland is consistent with our overall growth strategy and objectives. Several of our customers and shareholders are based in the greater Cleveland market and as a niche business bank we are already generating quality full service banking relationships as well as also making residential loans in the Cleveland market. We are gratified by the reception which CFBank has received and the traction which we are gaining in Cleveland."

“Having a Cleveland presence to support our efforts to expand our business banking and residential mortgage lending business will raise our visibility and take our relationship banking brand and unique approach to doing business into Cleveland and put us closer to our growing customer base there,” says Thad Perry, President and Director.

CFBank is an Ohio full service business bank and residential mortgage lender. In addition, CFBank delivers full service personal banking services thru its personalized and relationship banking style. Once the Cleveland expansion is complete in early 2014, CFBank will have offices in three major metro Ohio markets along with two community bank locations in Eastern Ohio, located in Wellsville and Calcutta both in Columbiana County.

CFBank is a wholly owned subsidiary of Central Federal Corporation, a publicly traded corporation. Central Federal Corporation shares trade on the NASDAQ stock exchange, ticker symbol: CFBK.

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank is a full service business bank, along with being an active residential mortgage lender, in addition to providing consumer deposit and loan products and services.   We serve the NE and Central Ohio markets through our offices in Fairlawn and Worthington, Ohio. In addition, we have full service banking offices in Calcutta and Wellsville, Ohio, which are located in what is considered the Utica Shale investment corridor. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information

Statements in this release that are not statements of historical fact are forward-looking statements. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as of the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.